UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 24, 2011

United Therapeutics Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26301	52-1984749
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1040 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 24, 2011, United Therapeutics Corporation (the “Company”) agreed to the guaranteed maximum price terms of a construction management agreement (the “Agreement”) with DPR Construction, a General Partnership (“DPR”).  Under the terms of the Agreement, DPR will manage the construction of a 180,000 square foot expansion of the Company’s existing manufacturing and office facility in Research Triangle Park, North Carolina on land already owned by the Company.  The expansion is intended to meet anticipated future needs for additional warehouse, packaging and office space.

Under the terms of the Agreement, DPR is responsible for the construction of the expanded facility and has agreed that construction costs will not exceed approximately $49.9 million, which amount is subject to change based on agreed-upon changes to the scope of work.  DPR will be responsible for covering any costs in excess of the guaranteed maximum price.  If the ultimate cost of the project is less than the guaranteed maximum price, the Company will share a portion of these savings with DPR.  In addition, DPR must pay liquidated damages to the Company if the construction is not substantially completed by May 30, 2012, which date may be adjusted based on agreed-upon changes to the scope of work.  DPR previously managed the construction of the Company’s existing facility in Research Triangle Park, and is currently managing another construction project for the Company in Silver Spring, Maryland.  Otherwise, DPR has no material relationship with the Company or any of its affiliates.

The Company intends to fund the construction costs for this project from working capital.

The foregoing summary is qualified by reference to the copy of the Agreement that will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ending June 30, 2011.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 29, 2011, the Company held its 2011 annual meeting of shareholders.  The Company’s shareholders considered four matters, each of which is described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 2, 2011. The final voting results for the meeting are as follows:

1.     The Company’s shareholders elected the following nominees as Class III directors, to serve three-year terms until the 2014 annual meeting of shareholders or until their successors are duly elected and qualified or their office is otherwise vacated, by the votes set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Raymond Dwek	46,188,719	2,882,917	2,407,829
Roger Jeffs	46,130,505	2,941,131	2,407,829
Christopher Patusky	46,861,747	2,209,889	2,407,829
Tommy Thompson	48,240,577	831,059	2,407,829

2.     The Company’s shareholders approved an advisory resolution on executive compensation by the vote set forth below:

Votes for:	45,388,417
Votes against:	3,638,632
Abstentions:	44,587
Broker non-votes:	2,407,829

3.     The Company’s shareholders voted, on an advisory basis, on the preferred frequency of holding future advisory votes on executive compensation, as set forth below:

One year:	45,786,429
Two years:	155,966
Three years:	3,116,348
Abstentions:	12,893
Broker non-votes:	2,407,829

Based on the results of the vote, the Board of Directors of the Company has adopted a policy to hold an advisory vote on executive compensation every year until the next advisory vote on the frequency of future advisory votes on executive compensation.

4.     The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011, by the vote set forth below:

Votes for:	46,693,602
Votes against:	4,602,376
Abstentions:	183,487
Broker non-votes:	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: June 29, 2011	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel